Exhibit 10.2
Execution Copy
AMENDMENT NO. 1
     This Amendment No. 1 dated as of April 18, 2007 (“Amendment”) is among Callon Petroleum Company, a Delaware corporation (“Borrower”), the Lenders, and Union Bank of California, N.A., as administrative agent (“Administrative Agent”).
INTRODUCTION
     A. The Borrower, the Lenders, and the Administrative Agent are parties to the Amended and Restated Credit Agreement dated as of August 30, 2006 (“Credit Agreement”).
     B. The Borrower has requested and the Majority Lenders have agreed to make certain amendments to the Credit Agreement.
     THEREFORE, the Borrower, the Majority Lenders and the Administrative Agent hereby agree as follows:
     Section 1. Definitions. Unless otherwise defined in this Amendment, each term used in this Amendment that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.
     Section 2. Amendments.
     (a) Section 1.02 of the Credit Agreement is hereby amended as follows:
     (i) The pricing grid set forth in the definition of “Applicable Margin” is hereby amended in its entirety as follows:

Borrowing Base Utilization	Applicable Margin
	LIBOR Loans	Base Rate Loans
Less than 50%	1.875%	0.50%
Greater than or equal to 50%, but less than 75%	2.125%	0.50%
Greater than or equal to 75%, but less than 90%	2.250%	0.75%
Greater than or equal to 90%	2.500%	1.00%
     (ii) The definition of “Entrada Field is hereby amended in its entirety as follows:
     “Entrada Field” means any and all Oil and Gas Properties on, under or related to Garden Banks Blocks 738, 782, 785, 826 and 827 located in the federal offshore waters of the Gulf of Mexico.
     (iii) The following new definitions will be added in correct alphabetical order therein as follows:

     “ML Credit Agreement” shall mean that certain Revolving Credit Agreement dated as of April 18, 2007 by and among Borrower, the lenders party thereto and Merrill Lynch Capital Corporation, as administrative agent for such lenders, as the same may be modified or amended from time to time to the extent permitted under this Agreement.
     “ML Loan Documents” shall mean the ML Credit Agreement and all promissory notes, mortgages, security agreements and other documents, agreements and instruments entered into in connection therewith or related thereto.
     (b) A new Section 2.08(f) is hereby added to the Credit Agreement as follows:
     (f) If a Borrowing Base Deficiency (as defined in the ML Credit Agreement) exists at any time, the Borrower shall promptly notify the Administrative Agent and the Majority Lenders may initiate a redetermination of the Borrowing Base as they so elect by specifying in writing to the Borrower the date by which the Borrower is to furnish a Reserve Report in accordance with Section 8.07(b) and the date on which such redetermination is to occur.
     (c) Section 7.21 of the Credit Agreement is hereby amended by adding after “the agreements and instruments governing the Existing Other Debt” the phrase “or evidencing Debt permitted under Section 9.01(k) with respect to the Entrada Assets”.
     (d) A new Section 8.12 is hereby added to the Credit Agreement as follows:
     Section 8.12 Entrada Field.
     (a) On or before July 31, 2007, the Borrower shall have entered into a Production Handling Agreement with ConocoPhillips and Devon Energy Corporation in form and substance reasonably satisfactory to the Administrative Agent and the Majority Lenders.
     (b) On or before December 31, 2007, the Borrower shall have entered into a purchase and sale agreement, farmout agreement, joint exploration or development or similar agreement with a third party and in form and substance reasonably satisfactory to the Administrative Agent and the Majority Lenders to transfer or convey an interest in the Entrada Field.
     (c) On or before March 31, 2008, the Borrower shall have closed on the purchase and sale agreement, farmout agreement, joint exploration or development or similar agreement referenced in clause (b) above.

     (e) Section 9.01 of the Credit Agreement is hereby amended by deleting the “and” at the end of subsection (i) thereof, replacing the period at the end of subsection (j) with “; and “ and adding the following new subjection (k):
     (k) secured Debt of the Borrower and its Subsidiaries in an amount not to exceed the maximum principal amount of $200,000,000 under the ML Credit Agreement, plus all other interest, fees and other obligations under the ML Credit Agreement.
     (f) Section 9.02 of the Credit Agreement is hereby amended by deleting the “and” at the end of subsection (f) thereof, replacing the period at the end of subsection (g) with “; and “ and adding the following new subjection (h):
     (h) Liens on the Entrada Assets securing Debt permitted under Section 9.01(k).
     (g) Section 9.19 of the Credit Agreement is hereby amended by adding after “Except for provisions in Existing Other Debt documents” the phrase “or documents evidencing Debt permitted under Section 9.01(k)”.
     (h) A new Section 9.24 to the Credit Agreement is hereby added as follows:
     Section 9.24 ML Loan Documents.
     (a) The Borrower shall not make any optional termination or reduction of the Aggregate Maximum Credit Amounts (as defined in the ML Agreement); provided that, the Borrower may prepay such Debt (and correspondingly reduce the Aggregate Maximum Credit Amounts) with proceeds from either (i) a sale of all or a portion of the Entrada Assets or (ii) Excess Entrada Cash Flow (as defined in the ML Agreement) as required under Section 2.07(b)(ii) of the ML Credit Agreement.
     (b) The Borrower will not amend, supplement or otherwise modify any of the ML Loan Documents without the prior written consent of the Administrative Agent and the Majority Banks if the effect of such amendment, supplement or modification would (i) shorten the final maturity date of such Debt or any other scheduled date for the payment of principal, interest or other sums payable in respect of such Debt, (ii) increase the principal amount of such Debt, or (iii) impose rates of interest (other than imposing the default rate as provided for in the ML Loan Documents), prepayment charges, premiums, closing fees or other fees or other amounts that are greater than the respective amounts thereof in effect immediately prior to such amendment, modification or supplement (except that (A) the weighted average interest rate originally specified in the ML Credit Agreement applicable to payments of interest may only be increased by up to 100 basis points from the highest applicable interest margins or spreads and (B) any commitment reduction premium may be imposed provided that such premium does not exceed 3% during the second year after the closing thereof, 2% during the third year after such closing, and 1% during the fourth year after closing, and (C) the Borrower may pay customary fees for amendments, providing consents, waiving defaults or granting forbearances or to the reimbursement of any reasonable out-of-pocket expenses (including fees of attorneys, appraisers, consultants and advisors) in accordance with the terms of the ML Loan Documents), or (iv) impose any additional mandatory prepayments other than the terms and provisions of the ML Loan Documents as in effect on the date hereof.
     (c) Upon the closing of the ML Credit Agreement, the Borrower shall deliver to the Administrative Agent (i) a copy of the ML Credit Agreement and the initial ML Loan Documents, each in form and substance reasonably acceptable to the Administrative Agent and the Majority Lenders, and (ii) an intercreditor agreement duly executed by the Administrative Agent and Merrill Lynch Capital Corporation, as administrative agent for the lenders under the ML Credit Agreement, in form and substance reasonably acceptable to the Administrative Agent and the Majority Lenders.
     (i) Section 10.01(d) of the Credit Agreement is amended by adding “, 8.12” after “8.01(c)” therein.
     (j) A new Section 12.20 is hereby added to the Credit Agreement as follows:
     Section 2.20 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.
     (k) During the period from and after the effective date of this Amendment until the first redetermination pursuant to Section 2.08(d) or as adjusted pursuant to Section 8.08(c), the amount of the Borrowing Base shall be $50,000,000.
     Section 3. Representations and Warranties. The Borrower represents and warrants that (a) the execution, delivery and performance of this Amendment are within the corporate power and authority of the Borrower and have been duly authorized by appropriate proceedings, (b) the Liens under the Security Instruments are valid and subsisting and secure the Borrower’s obligations under the Credit Agreement as amended hereby, (c) this Amendment constitutes the legal, valid, and binding obligation of the Borrower, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity, (d) the representations and warranties of the Borrower contained in the Loan Documents are true and correct as of the date hereof, except as otherwise previously disclosed to the Agent, and (e) no Default or Event of Default has occurred and is continuing as of the date hereof.
     Section 4. Reaffirmation of Guaranty. Each Guarantor hereby ratifies, confirms, and acknowledges that its obligations under the Guaranty Agreement are in full force and effect and that each Guarantor continues to unconditionally and irrevocably, jointly and severally, guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Obligations (subject to the terms of the Guaranty Agreement), as such Obligations may have been amended by this Amendment. Each Guarantor hereby acknowledges that its execution and delivery of this Amendment does not indicate or establish an approval or consent requirement by the Guarantors under the Guaranty Agreement in connection with the execution and delivery of amendments to the Credit Agreement, the Notes or any of the other Loan Documents.
     Section 5. Effectiveness. The Credit Agreement shall be amended as provided in this Amendment on the date first set forth above when:
     (a) the Administrative Agent shall have received this Amendment duly executed by the Borrower, the Majority Lenders and the Administrative Agent thereto;
     (b) the Administrative Agent shall have received title information satisfactory to the Administrative Agent setting forth a status of title acceptable to the Administrative Agent to at least 75% of the value of the Oil and Gas Properties included in the most recently delivered Reserve Report;
     (c) the Administrative Agent shall have received Security Instruments, if necessary, duly completed and executed in sufficient number of counterparts for recording, in order to ensure the Borrower’s compliance with Section 8.09(a) of the Credit Agreement; and
     (d) the Borrower shall have paid to the Administrative Agent for the ratable benefit of the Lenders executing this Amendment a work fee equal to 0.25% of such Lender’s Percentage Share of the Borrowing Base after giving effect to this Amendment, together with all costs and expenses which have been invoiced and are payable pursuant to Section 2.04.
     Section 6. Choice of Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.
     Section 7. Release of Entrada Assets. Contemporaneously with the effectiveness of the ML Credit Agreement, the Administrative Agent and the Lenders shall execute and deliver to Borrower or its designee such lien releases, financing statements and other documents, instruments or agreements as may be reasonably necessary to release, discharge and reassign any and all Liens on the Entrada Assets existing under the Loan Documents.

     Section 8. Counterparts. This Amendment may be signed in any number of separate counterparts (including facsimile transmission), all of which when taken together shall be deemed to be an original.
     This written agreement and the Loan Documents, as defined in the Credit Agreement, represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.
     There are no unwritten oral agreements between the parties.
[Remainder of this page intentionally left blank. Signature page follows.]

     Executed as of the date first written above.

CALLON PETROLEUM COMPANY
By:
Name:
Title:

Address for Notices:
P.O. Box 1287
Natchez, MS 39121-1287; or
200 North Canal Street,
Natchez, MS 39121-1287
Telecopier No.: 601-446-1410
Telephone No.: 601-442-1601
Attention: Rodger W. Smith, Treasurer

UNION BANK OF CALIFORNIA, N.A., as Lender and Administrative Agent
By:
Name:
Title:

By:
Name:
Title:

Address for Notices:
Energy Capital Service — Houston Office
Four Houston Center
1331 Lamar Street, Suite 1360
Houston, Texas 77010
Telecopier No.: 713-286-3051
Telephone No.: 713-286-3058
Attention: Daniel A. Davis
With copy to:
Energy Capital Services — Dallas Office
500 N. Akard, Suite 4200
Dallas, TX 75201
Telecopier No.: 214-922-4209
Telephone No.: 214-922-4200
Attention: Hannah Payne

GUARANTY BANK, as Lender and Syndication Agent
By:
Name:
Title:

By:
Name:
Title:

Address for Notices:
Guaranty Bank
Oil and Gas Banking
333 Clay Street, Suite 4400
Houston, TX 77002
Tel: (713) 890-8849
Fax: (713) 890-8868
Attn: Kelly L. Elmore III
With copy to:
Guaranty Bank
Commercial Loan Support
8333 Douglas Ave.
Dallas, TX 75225
Tel: (214) 390-3342
Fax: (214) 390-5109
Attn: Sherye O’Neal

NATIXIS, as Lender
By:
Name:
Title:

By:
Name:
Title:

For Purposes of Section 5 Only. GUARANTORS: CALLON PETROLEUM OPERATING COMPANY
By:
Name:
Title:

CALLON OFFSHORE PRODUCTION, INC.
By:
Name:
Title:

MISSISSIPPI MARKETING, INC.
By:
Name:
Title:

Address for Notices:
P.O. Box 1287, Natchez, MS 39121-1287; or
200 North Canal Street, Natchez, MS 39120
Telecopier No.: 601-446-1410
Telephone No.: 601-442-1601 (x235)
Attention: Rodger W. Smith, Treasurer